Exhibit 10.10

June 4, 2025

Persistent LLC

c/o Mariya Pylypiv, PhD

via email at mariya.pylyiv@theairogroup.com

Re: Advisor Agreement

Dear Mariya:

This letter agreement (this “Agreement”) sets forth the terms and conditions whereby Persistent LLC (“Advisor”) agreed to provide certain services to AIRO Group Holdings, Inc. (“Company”).

1. Services. Advisor agreed to consult with and advise Company from time to time, at Company’s request (the “Services”).

2. Term. This Agreement is intended to memorialize and govern the Services provided by Advisor to Company from January 1, 2023 through May 31, 2024 (the “Term”). Sections 3 through 8 of this Agreement and any remedies for breach of this Agreement will survive any such termination or expiration.

3. Compensation. As full compensation for the Services rendered by Advisor to Company during the period from January 1, 2023 through May 31, 2024, the Company shall pay Advisor $300,000.00 in cash. Such compensation for past services shall be paid no later than the earlier of (a) ninety (90) days following the successful consummation of the Company’s initial public offering (“IPO”), or (b) September 1, 2025. The payment of this compensation shall not be contingent upon any corporate financing or liquidity events of the Company.

4. Ownership. The Company owns, and Advisor hereby assigns to Company, all works of authorship, technology, inventions, intellectual property and related rights (including all rights to priority and rights to file patent applications and/or registered designs) throughout the world that arise in whole or part out of, or in connection with, the Services or any Proprietary Information (“Inventions”). Advisor waives all moral rights in and to such Inventions, and all similar rights under the laws of any jurisdiction, whether now existing or conferred in the future. Advisor agrees to, upon Company’s request, execute and deliver to Company any documents deemed necessary by Company to perfect its rights in the Inventions.

5. Proprietary Information. Advisor agrees that all Inventions and other business, technical, trade secret and financial information (including, without limitation, the identity of and information relating to Company’s customers or employees) Advisor obtains from or assigns to Company, or learns in connection with the Services, constitute “Proprietary Information.” Advisor will hold in confidence and not disclose or, except as is necessary to perform the Services, use any Proprietary Information. However, Advisor will not be so obligated with respect to information that (i) Advisor can document is in or enters the public domain through no fault of Advisor, or (ii) that Advisor knew without restriction prior to its disclosure by Company. Upon request by Company, Advisor will promptly return to Company all items and copies containing or embodying Proprietary Information. Notwithstanding the foregoing nondisclosure obligations, pursuant to 18 U.S.C. Section 1833(b), Advisor will not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that is made: (a) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney, and solely for the purpose of reporting or investigating a suspected violation of law; or (b) in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.

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6. Independent Contractor Relationship. Advisor’s relationship with the Company hereunder is that of an independent contractor, and nothing in this Agreement is intended to, or should be construed to, create a partnership, agency, joint venture or employment relationship between the Company and Advisor. During the Term, Advisor will not be entitled to any of the benefits that the Company may make available to its employees, including, but not limited to, group health or life insurance, profit-sharing or retirement benefits. Because Advisor is an independent contractor, the Company will not withhold or make payments for social security, make unemployment insurance or disability insurance contributions, or obtain workers’ compensation insurance on behalf of Advisor. Advisor is solely responsible for, and will file, on a timely basis, all tax returns and payments required to be filed with, or made to, any federal, state or local tax authority with respect to the performance of Services and receipt of compensation under this Agreement. No part of Advisor’s compensation will be subject to withholding by the Company for the payment of any social security, federal, state or any other employee payroll taxes. The Company will regularly report amounts paid to Advisor by filing the appropriate Form 1099 with the Internal Revenue Service, as required by law. If, notwithstanding the foregoing, Advisor is reclassified as an employee of the Company, or any affiliate of the Company, by the U.S. Internal Revenue Service, the U.S. Department of Labor, or any other federal or state or foreign agency as the result of any administrative or judicial proceeding, Advisor agrees that Advisor will not, as the result of such reclassification, be entitled to or eligible for, on either a prospective or retrospective basis, any employee benefits under any plans or programs established or maintained by the Company. Advisor represents and warrants that, during the Term, Advisor is self-employed in an independently established trade, occupation, or business; maintains and operates a business that is separate and independent from the Company’s business; holds themself out to the public as independently competent and available to provide applicable services similar to the Services; has obtained and/or expects to obtain clients or customers other than the Company for whom Advisor performs services.

7. Indemnification. Each party (“Indemnifying Party”) shall indemnify, defend, and hold harmless the other party and its officers, directors, employees, and agents (“Indemnified Party”) from and against any and all third-party claims, damages, liabilities, costs, and expenses (including reasonable attorneys’ fees) arising out of or relating to (a) the Indemnifying Party’s material breach of this Agreement, or (b) the Indemnifying Party’s gross negligence or willful misconduct in connection with this Agreement. The Indemnified Party shall promptly notify the Indemnifying Party in writing of any such claim, and the Indemnifying Party shall have the right to control the defense and settlement of such claim, provided that the Indemnified Party may participate in the defense at its own expense. Neither party shall be liable for any consequential, incidental, or punitive damages under this Section, except to the extent arising from willful misconduct or fraud.

8. Miscellaneous. This Agreement and the Services performed hereunder are personal to Advisor and Advisor will not have the right or ability to assign, transfer or subcontract any obligations under this Agreement without the written consent of Company. Any attempt to do so will be void. Company will be free to transfer any of its rights under this Agreement to a third party. Any breach of Sections 4 or 5 will cause irreparable harm to Company for which damages would not be an adequate remedy, and therefore, Company will be entitled to injunctive relief with respect thereto in addition to any other remedies. This is the entire agreement between the parties with respect to the subject matter hereof and no changes or modifications or waivers to this Agreement will be effective unless in writing and signed by both parties. This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act or other applicable law) or other transmission method and any counterpart so delivered will be deemed to have been duly and validly delivered and be valid and effective for all purposes. In the event that any provision of this Agreement is determined to be illegal or unenforceable, that provision will be limited or eliminated to the minimum extent necessary so that this Agreement will otherwise remain in full force and effect and enforceable. This Agreement is governed by and construed in accordance with the laws of the State of Delaware without regard to the conflicts of law provisions thereof. In any action or proceeding to enforce rights under this Agreement, the prevailing party will be entitled to recover costs and attorneys’ fees. Any notice required or permitted by this Agreement will be in writing and will be delivered as follows with notice deemed given as indicated: (i) by personal delivery when delivered personally; (ii) by overnight courier upon written verification of receipt; (iii) by email (provided, however, if the sender receives an automatically generated notification that such email was not delivered, such attempted email notice shall be ineffective and deemed not to have been given); or (iv) by certified or registered mail, return receipt requested, upon verification of receipt. Notice will be sent to the addresses set forth below or such other address as either party may specify in writing.

If this Agreement accurately sets forth our understanding, kindly execute this Agreement and return it to the undersigned.

(Remainder of page intentionally left blank; Signatures on the following page)

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Very truly yours,

AIRO Group Holdings, Inc.

By:	/s/ Joseph Burns
Name:	JD Burns
Title:	CEO

ACCEPTED AND AGREED:

Persistent LLC

/s/ Mariya Pylypiv
(Signature)

Mariya Pylypiv
Name (Please Print)

6/4/2025
Date

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